AMENDMENT TO
                    FRANKLIN TEMPLETON INVESTOR SERVICES, LLC
                TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT

         Effective as of May 22, 2007, the undersigned parties hereby amend Schedule C, attached hereto and incorporated herein by reference, of the Transfer Agent and Shareholder Services Agreement between Templeton Global Opportunities Trust and Franklin Templeton Investor Services, LLC ("FTIS").

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers.

TEMPLETON GLOBAL                                FRANKLIN TEMPLETON
OPPORTUNITIES TRUST                             INVESTOR SERVICES, LLC



By: /s/ROBERT C. ROSSELOT                       /s/BASIL K. FOX, JR.
   -----------------------                     --------------------------
Name: Robert C. Rosselot                          Basil K. Fox, Jr.
Title: Secretary                                  President





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                               AMENDED SCHEDULE C

AS TRANSFER AGENT FOR THE INVESTMENT COMPANY, FTIS WILL:

     o Upon receipt of proper authorization, record the transfer of Fund shares ("Shares") in its transfer records in the name(s) of the appropriate legal shareholder(s) of record;

     o Upon receipt of proper authorization, redeem Shares, debit shareholder accounts and provide for payment to Shareholders; and

     o If  the  Fund  issues  certificated   Shares,  upon  receipt  of  proper
       authorization,  countersign as transfer agent and deliver certificates
       upon  issuance,   countersign   certificates   to  reflect   ownership
       transfers, and cancel certificates when redeemed.

AS SHAREHOLDER SERVICE AGENT FOR THE INVESTMENT COMPANY, FTIS WILL:

     o Receive from the Investment Company, from the Investment Company's Principal Underwriter or from a Fund shareholder, in a manner acceptable to FTIS, information necessary to record Share sales and redemptions and to generate sale and/or redemption confirmations;

     o Mail, or electronically transmit, sale and/or redemption confirmations;

     o Accept and process payments from investors and their broker-dealers or other agents for the purchase of Shares;

     o Support the use of automated systems for payment and other share transactions, such as NSCC Fund/Serv and Networking and other systems which may be reasonably requested by FTIS customers;

     o Keep records as necessary to implement any deferred sales charges, exchange restrictions or other policies of the Investment Company
       affecting  Share   transactions,   including  without  limitation  any
       restrictions or policies applicable to certain classes of shares, as stated in the applicable prospectus;

     o Requisition Shares in accordance with instructions of the Principal Underwriter;

     o Open, maintain and close shareholder accounts;

     o Establish registration of ownership of Shares in accordance with generally accepted form;

     o Maintain records of (i) issued Shares and (ii) number of Shareholders and their aggregate Shareholdings classified according to their residence in each State of the United States or foreign country;

     o Accept and process telephone exchanges and redemptions for Shares in accordance with a Fund's Telephone Exchange and Redemption Privileges as described in the Fund's current prospectus;

     o Maintain and safeguard records for each Shareholder showing name(s), address, number of any certificates issued, and number of Shares registered in such name(s), together with continuous proof of the outstanding Shares and dealer identification, and reflecting all current changes. On request, provide information as to an investor's qualification for Cumulative Quantity Discount. Provide all accounts with, at minimum, quarterly and year-end historical confirmation statements;

     o Provide on request a duplicate set of records for file maintenance in the Investment Company's office;

     o Provide for the proper allocation of proceeds of share sales to the Investment Company and to the Principal Underwriter, in accordance with the applicable prospectus;

     o Redeem Shares and provide for the preparation and delivery of liquidation proceeds;

     o Provide for the processing of redemption checks, and maintain checking account records;

     o Exercise reasonable and good-faith business judgment in the registration of Share transfers, pledges and releases from pledges in accordance with the California Uniform Commercial Code - - Investment Securities;

     o From time to time make transfers of certificates for such Shares as may be surrendered for transfer properly endorsed, and countersign new certificates issued in lieu thereof;

     o Upon receipt of proper documentation, place stop transfers, obtain necessary insurance forms, and reissue replacement certificates against lost, stolen or destroyed Share certificates;

     o Check surrendered certificates for stop transfer restrictions. Although FTIS cannot insure the genuineness of certificates surrendered for cancellation, it will employ all due reasonable care in deciding the genuineness of such certificates and the guarantor of the signature(s) thereon;

     o Cancel surrendered   certificates   and  record  and  countersign  new
       certificates;

     o Certify outstanding Shares to auditors;

     o In  connection  with  any  meeting  of   Shareholders,   upon  receiving
       appropriate detailed instructions and written materials prepared by the Investment Company and proxy proofs checked by the Investment Company, provide for: (a) the printing of proxy cards, (b) the delivery to Shareholders of all reports, prospectuses, proxy cards and related proxy materials of suitable design for enclosing, (c) the receipt  and  tabulation  of executed  proxies,  (d)  solicitation  of
       Shareholders   for  their  votes  and  (e)   delivery  of  a  list  of
       Shareholders for the meeting;

     o Answer routine written correspondence, email, and telephone inquiries about individual accounts. Prepare monthly reports for correspondence volume and correspondence data necessary for the Investment Company's Semi-Annual Report on Form N-SAR;

     o Provide for the preparation and delivery of dealer commission statements and checks;

     o Maintain and furnish the Investment Company and its Shareholders with such information as the Investment Company may reasonably request for
       the  purpose  of  compliance  by  the  Investment   Company  with  the
       applicable tax and securities laws of applicable jurisdictions;

     o Mail confirmations of transactions to investors and dealers in a timely fashion;

     o Provide for the payment or reinvestment of income dividends and/or capital gains distributions to Shareholders of record, in accordance with the Investment Company's and/or Shareholder's instructions, provided that:

          (a) The Investment Company shall notify FTIS in writing promptly upon declaration of any such dividend and/or distribution, and in any event at least forty-eight (48) hours before the record date;

          (b) Such notification shall include the declaration date, the record date, the payable date, the rate, and, if applicable, the reinvestment date and the reinvestment price to be used; and

          (c) Prior to the payable date, the Investment Company shall furnish FTIS with sufficient fully and finally collected funds to make such distribution;

     o Prepare and file annual U.S. information returns of dividends and capital gain distributions, gross redemption proceeds, foreign person's U.S. source income, and other U.S. federal and state information returns as required, and mail payee copies to shareholders; report and pay U.S. backup withholding on all reportable payments; report and pay U.S. federal income taxes withheld from distributions and other payments made to nonresidents of the U.S.; prepare and mail to shareholders any notice required by the Internal Revenue Code as to taxable dividends, tax-exempt interest dividends, realized net capital gains distributed and/or retained, foreign taxes paid and foreign source income distributed or deemed distributed, U.S. source income and any tax withheld on such income, dividends received deduction information, or other applicable tax information appropriate for dissemination to shareholders of the Investment Company;

     o Comply with all U.S. federal income tax requirements regarding the collection of tax identification numbers and other required shareholder certifications and information pertaining to shareholder accounts; respond to all notifications from the U.S. Internal Revenue Service regarding the application of the U.S. backup withholding requirements including tax identification number solicitation requirements;

     o Prepare transfer journals;

     o Set up wire order Share transactions on file;

     o Provide for receipt of payment for Share transactions, and update the transaction file;

     o Produce delinquency and other trade file reports;

     o Provide dealer commission statements and provide for payments thereof for the Principal Underwriter;

     o Sort and print shareholder information by state, social code, price break, etc.; and

     o Mail promptly the Statement of Additional Information of the Investment Company to each Shareholder upon request.

In connection with the Investment Company's Systematic Withdrawal Plan, FTIS will:

     o Make payment of amounts withdrawn periodically by the Shareholder pursuant to the Program by redeeming Shares, and confirm such redemptions to the Shareholder; and

     o Provide  confirmations of all redemptions,  reinvestment of dividends and
       distributions,   and  any  additional   investments  in  the  Program,
       including a summary confirmation at the year-end.